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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    August 17, 2001

NIKE, INC.
(Exact Name of Registrant as Specified in Charter)

Oregon (State or other Jurisdiction of Incorporation)	1-10635 (Commission File Number)	93-0584541 (IRS Employer Identification No.)

One Bowerman Drive, Beaverton, Oregon 97005
(Address of Principal Executive Offices) (Zip Code)

(503) 671-6453
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

    On August 17, 2001, we completed an underwritten offering of $250,000,000 aggregate principal amount of our 5.5% Notes due 2006 (the "Securities") under our Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the "Commission") on February 8, 1999 (File No. 333-71975), as amended by Amendment No. 1 filed with the Commission on March 24, 1999 and Amendment No. 2 filed with the Commission on April 22, 1999, a Prospectus dated April 22, 1999, and the related Prospectus Supplement dated August 14, 2001, relating to our offer and sale of the Securities.

    The sale of the Securities was underwritten by Salomon Smith Barney Inc., Banc of America Securities LLC and Merrill Lynch & Co., as representatives of the several underwriters, pursuant to a Pricing Agreement, together with Underwriting Agreement Terms and Conditions, dated August 14, 2001. The terms and conditions of the Securities and related matters are set forth in the Indenture, dated as of December 13, 1996, between us and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago), as trustee (the "Indenture") and, pursuant to Sections 2.2 and 10.4 of the Indenture, the Officers' Certificate filed as Exhibit 4.2 hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  The following exhibits are filed as part of this Report:
1	Pricing Agreement dated August 14, 2001 among NIKE, Inc. and Salomon Smith Barney Inc., Banc of America Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, together with Underwriting Agreement Terms and Conditions.
4.1
Indenture between NIKE, Inc. and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago) as trustee (incorporated by reference from Exhibit 4.01 to Amendment No. 1 to Registration Statement No. 333-15953 filed by NIKE, Inc. on November 26, 1996).
4.2
Officers' Certificate pursuant to the Indenture, dated as of December 13, 1996, between NIKE, Inc. and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago) as trustee, setting forth the terms of NIKE, Inc.'s 5.5% Notes Due 2006.
4.3	Form of Note.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2001	NIKE, INC.
	By:	/s/ DONALD W. BLAIR Donald W. Blair Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
1	Pricing Agreement dated August 14, 2001 among NIKE, Inc. and Salomon Smith Barney Inc., Banc of America Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, together with Underwriting Agreement Terms and Conditions.
4.2
Officers' Certificate pursuant to the Indenture, dated as of December 13, 1996, between NIKE, Inc. and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago) as trustee, setting forth the terms of NIKE, Inc.'s 5.5% Notes Due 2006.
4.3	Form of Note.

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SIGNATURE
EXHIBIT INDEX